                                                                 EXHIBIT 99.8.56

                       ADMINISTRATIVE SERVICES AGREEMENT

     This Agreement is entered into as of May 1, 2015 by and among AQR Funds (the "Trust"), a Delaware statutory trust, AQR Capital Management, LLC, a Delaware limited liability company (the "Adviser"), and American United Life Insurance Company ("AUL"), on behalf of itself and certain of its affiliates, (the "Service Provider") with respect to each investment portfolio identified in Schedule A attached hereto which is a part of an investment company registered under the Investment Company Act of 1940, as amended, and shall each be individually referred to herein as a "Fund" and, collectively, as the "Funds".

     WHEREAS, the Adviser serves as the investment adviser to the Funds and is a party to this Agreement for the sole purpose of paying certain of the fees pursuant to Section 12 and Schedule A hereto that are not paid by the Trust;

     WHEREAS, Service Provider provides services to customers who beneficially own shares of the Funds ("Clients");

     WHEREAS, the parties desire to facilitate the purchase and redemption of shares of the Funds ("Shares") on behalf of Service Provider's Clients through one or more accounts established on the shareholder accounting system of each Fund, subject to the terms and conditions of this Agreement;

     WHEREAS, it is intended that Service Provider will establish one or more accounts with the Fund's transfer agent that will reflect corresponding transactions and share balances in each Client's account ("Account").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

     1. PERFORMANCE OF SERVICES. Service Provider shall perform the following services ("Services"), all in accordance with the terms of this Agreement:

     (a) Establish and maintain Fund investments on behalf of Clients within consolidated account(s) on a transaction processing and record keeping system, and maintain ability to access Clients' current Fund information, including without limitation, share balances, dividend information and transaction history.

     (b) Receive instructions from or on behalf of Clients for the purchase, sale, exchange or redemption of Shares ("Instructions") and communicate the Instructions, as directed to the Trust, or the Fund or its transfer agent (the "Receiving Party"), for the purpose of enabling the Receiving Party to input and execute orders that correspond to the Instructions on the books of the Fund, in a time frame and manner as the parties shall, from time to time, agree.

     (c) Maintain records for and on behalf of each Client reflecting Instructions and outstanding balances of Shares owned by the Client.

     (d) Prepare and transmit to Client periodic consolidated account statements.

     (e) Provide Clients with copies of prospectuses, profiles, statements of additional information (collectively "Prospectus"), proxy materials, and periodic and special shareholder reports, to the extent and in the manner required by law applicable to Service Provider.

     (f) Assist with the solicitation of proxies from Clients, as requested by the Trust, the Adviser or the Funds.

     (g) Provide each Fund or its transfer agent (or any other party designated by them) with such information regarding the sales by state or jurisdiction of residence of Clients when required for purposes of the Fund's regulatory requirements that the Service Provider has reasonably available to it.

     (h) Distribute to Clients all dividends, capital gains or other payments authorized by each Fund, with such distributions to be credited to Clients in accordance with instructions received from Clients.

     (i) Respond to Client inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates.

     G) With respect to each Client's ownership of, or transactions with respect to, any Fund, to the extent Service Provider is required to do so under law or regulation applicable to Service Provider, prepare and file with the appropriate federal agencies information and reports regarding (a) dividends and other distributions, (b) amounts withheld on dividends and other distributions and payments and (c) gross proceeds of sale transactions.

     (k) Collect and pay to the Fund or its designee any redemption fees based upon the terms in the Fund's Prospectus.

     2. APPOINTMENT AS AGENT. The Service Provider is hereby appointed as agent for the Trust solely for the limited purpose of (i) receiving instructions by Clients for purchases and redemptions of Shares, and (ii) transmitting corresponding purchase and redemption orders ("Order") to the Trust or its designee, each in accordance with the procedures outlined in Section 3.

     For purposes of complying with Rule 22c-1 of the Investment Company Act of 1940, as amended, ("1940 Act"), the Service Provider, as an agent of the Trust, agrees that all Instructions for a business day with respect to a Fund received by the Service Provider prior to the close of trading on the New York Stock Exchange ("Business Day") will be processed at that day's share price, provided that Orders based on such Instructions are transmitted to the Trust or its designee in accordance with Section 3. The Service Provider further represents that it will (i) adopt and implement procedures reasonably designed to prevent violations of law and Prospectus requirements related to timely order-taking and market-timing activity, (ii) conduct an annual review of those procedures to evaluate their adequacy, (iii) change and modifY the procedures as necessary to maintain their adequacy, and (iv) provide the Trust with a description of the procedures upon the Trusts' request.

     The Service Provider will immediately advise the Trust or its designee in writing of any discrepancies between the Service Provider's records and the balances, as applicable. Notwithstanding the Service Provider's appointment under this Agreement as an agent of the Trust to receive Instructions, the Service Provider will have no authority under this Agreement or otherwise to act as agent for the Trust with respect to or in connection with the distribution of Shares of any Fund.

     3. ORDERS. All Orders transmitted by the Service Provider with respect to Clients on any Business Day in accordance with this Agreement and each Fund's then current Prospectus will be based on trade instructions that the Service Provider received and accepted as being in good order from persons authorized to give such instructions for or on behalf of Clients no later than the close of trading on the trade date. Receipt of such trade instructions by the Service Provider will be deemed to be receipt of the same by the Trust. Under no circumstances will the Service Provider change, alter or manipulate any trade instruction received by it in good order.

     Service Provider agrees that Orders for net purchases or net redemptions of Shares for each specified account derived from trade instructions received in proper form by Service Provider prior to the close of trading on any given Business Day ("Day 1") shall be processed that same evening and transmitted to the Trust or its designee via the Fund/SERV System by midnight E.T. on the same Business Day. Service Provider agrees that payment for net purchases of Shares attributable to Orders executed for the Accounts shall be wired (in Federal Funds). Dividends and capital gains distributions will be issued in accordance with each Fund's Prospectus.

Notwithstanding the foregoing, should the Trust refuse any request to Purchase shares, be required to suspend sales or withdraw the offering of Shares, the Trust reserves the right to take such said action prior to notifying the Service Provider.

     4. OVERPAYMENTS TO PARTIES. If an adjustment is necessary to correct an error that has caused an account to receive less or more than the amount of Shares of a Fund to which it is entitled, the Trust shall direct its Transfer Agent to cause the number of Shares of the applicable account to be adjusted to reflect the proper amount of Shares in accordance with the procedures adopted by the Trust and any applicable SEC regulations or guidance issued in connection therewith.

     5. MAINTENANCE OF RECORDS. The Trust and Service Provider shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and making Shares available to Clients. The Service Provider will maintain records of all Shares purchased and redeemed by Clients (including the date and time of receipt of all Orders, price for all transactions, and Share balances) and all reinvestments by Clients of dividends and capital gains distributions paid by a Fund. Upon the request of the Trust or its designee, Service Provider shall provide copies of all the historical records relating to transactions between the Funds and Clients, written communications regarding the Funds to or from such Clients and other materials, in each case (i) as are maintained by Service Provider in the ordinary course of its business and in compliance with all applicable laws and regulations, and (ii) as may reasonably be requested to enable the Trust or its representatives to (a) monitor and review the Services, (b) comply with any request of a governmental body or self-regulatory organization or a Client, (c) verify compliance by Service Provider with the terms of this Agreement, (d) make required regulatory reports, or (e) perform general customer supervision. Service Provider agrees that it will permit the Trust or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

     6. COMPLIANCE WITH APPLICABLE LAWS. In connection with its respective activities contemplated under this Agreement, each party agrees to abide by the Conduct Rules of the NASD, and all other rules of self-regulatory organizations of which the relevant party is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to the relevant party (and its associated persons). If the Service Provider is a member of the NSCC or otherwise has access to the NSCC's NETWORKING system, Service Provider represents and warrants that it will abide by applicable NSCC Rules and the terms of the standard NSCC Networking Agreement

     7. ANTI-MONEY LAUNDERING RESPONSIBILITY. Each party to this Agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering where applicable. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rules thereunder ("AML Laws"), including NASD Conduct Rule 3011, in all relevant respects. The parties agree to cooperate where applicable with one another to satisfy AML due diligence policies of the Trust, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by the Trust to ensure compliance with AML Laws.

     8. PRIVACY. Service Provider represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Service Provider's compliance with Securities and Exchanges Commission ("SEC") Regulation S-P.

     9. CLIENT INFORMATION.

     a. Agreement to Provide Information. Service Provider agrees to provide the Trust or it designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government - issued identifier ("Gil"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Service Provider during the period covered by the request.

        (i) PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 180 calendar days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than 180 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

        (ii)  Form and Timing of Response.

              (a) Service Provider agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in
              Section 9(i). If requested by the Trust or its designee, Service Provider agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1(i) is itself a financial intermediary ("Indirect Intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1(i) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Service Provider additionally agrees to inform the Fund whether it plans to perform
              (i) or (ii).

              (b) Responses required by this paragraph must be communicated m writing and in a format mutually agreed upon by the parties.

              (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

        (iii) LIMITATIONS ON USE OF INFORMATION. The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Service Provider.

     b. AGREEMENT TO RESTRICT TRADING. Service Provider agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of the Fund's Shares (directly or indirectly through the Service Provider's account) that violate policies established or utilized by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

        (i) FORM OF INSTRUCTIONS. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or Gil, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or Gil is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

        (ii) Timing of Response. Service Provider agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Service Provider.

        (iii) CONFIRMATION BY SERVICE PROVIDER. Service Provider must provide written confirmation to the Fund that instructions have been executed. Service Provider agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

     c. Definitions. For purposes of this Agreement:

        (i) Pursuant to Section 9, and only Section 9 herein, the term "Trust" also includes the Trust's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

        (ii) The term "Shares" means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Service Provider.

        (iii) The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Service Provider in nominee name.

        (iv) The term "written" includes electronic writings and facsimile transmissions.

        (v) The term "Service Provider" shall mean a "financial intermediary" as defined in SEC Rule 22c-2.

        (vi) The term "purchase" does not include automatic reinvestment of dividends.

        (vii) The term "promptly" as used in Section 9(a)(ii) shall mean as soon as practicable but in no even later than 5 business days from the Service Provider's receipt of the request for information from the Fund or its designee.

     10. REPRESENTATIONS WITH RESPECT TO FUNDS. Service Provider and its agents and representatives shall not make any representations concerning a Fund or the Shares except those contained in the then-current Prospectus of such Fund.

     11. RELATIONSHIP O(PARTIES. Except to the extent contemplated under this Agreement, it is understood and agreed that all Services performed hereunder by Service Provider shall be as an independent contractor and not as an employee or agent of the Trust, and neither party shall hold itself out as an agent of the other party with the authority to bind such party. In addition, except as otherwise expressly provided for in this Agreement, the parties shall not use, nor shall they allow their employees or agents to use any name, logo, trademark, service mark or other proprietary designation of the other party, or any of their investment portfolios, for advertising, trade, or any other purposes whatsoever without the express prior written consent of the other party.

     12. FEES AND EXPENSES. As consideration for the services rendered by Service Provider hereunder, each Fund or the Adviser shall pay Service Provider fees calculated and paid in accordance with Schedule A. Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement. Notwithstanding the foregoing, Service Provider acknowledges that any compensation to be paid under this Agreement to the Service Provider by the Trust is paid from proceeds collected by the Trust from each Fund or the Adviser, as applicable, and to the extent the Trust is unable to collect such proceeds, for any reason, the amounts payable to Service Provider will be reduced accordingly.

     13. TERMINATION. This Agreement shall terminate; (i) at the option of the Trust or Service Provider upon 30 days advance written notice to the other parties hereto; (ii) in the event of a material breach that has not been cured within ten days following a written notice of breach to the breaching party;
(iii) with respect to a Client, upon written notice to the Trust of the termination of the Service Provider as a service provider to the Client or the discontinuance of the Fund as an investment option offered by the Client; or
(iv) if, at any time, the authorizations, licenses, qualifications or registrations required to be maintained by any of the parties to this Agreement in connection with the performance of their respective duties under this Agreement lapse or cease to remain in full force and effect. Upon termination of this Agreement for any reason, Shares of a Fund will no longer be permitted to be purchased pursuant to this Agreement, but Shares of a Fund may continue to be redeemed pursuant to this Agreement. In such event, the Service Provider shall continue to serve as an agent of the Fund for the limited purpose of receiving Instructions for redemptions of Fund Shares and transmitting corresponding Orders in accordance with the Agreement.

     14. COVENANTS. The Service Provider covenants that it: (i) will transmit Orders for a Business Day, in accordance with Section 3, that are based only on those trade instructions that the Service Provider received and accepted as being in good order (from persons authorized to give such Instructions for or on behalf of Clients) no later than the close of trading for that Business Day;
(ii) will promptly review all Account information provided to it or made available by the Transfer Agent and will immediately notify the Transfer Agent in writing of any discrepancies between the records it maintains and the balances in an Account, as applicable; (iii) is and will be responsible for preparing and submitting all necessary reports, whether daily, periodic, year-end, annual or special, to Clients, and, as applicable, will assist
Clients reporting to customers of Clients and to applicable federal and state regulatory authorities; (iv) is and will be solely responsible for the actual delivery to Clients of the proceeds of, and the collection of all required withholding of taxes from, all redemptions and the payment of all sums withheld from such redemptions to the applicable federal or state tax authorities.

     15. INDEMNIFICATION.

     (a) Indemnification by the Service Provider. The Trust, the Adviser, the Funds and their respective officers, directors, employees, agents, and persons, if any, who control them within the meaning of the Securities Act of 1933, as amended, (the "Indemnified Persons") will not be held responsible, and the Service Provider will indemnify and hold the Indemnified Persons harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities directly or indirectly arising out of or relating to: (i) the Service Provider's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) any breach of this Agreement or violation of law by the Service Provider; (iii) any breach by the Service Provider of any obligation to Clients;
(iv) any failure by the Service Provider to communicate Orders as set forth under this Agreement; (v) any communication of Orders by the Service Provider which has not been, or is claimed not to have been, authorized by or on behalf of Clients; or (vi) any error or omission, or cancellation of, any Order communicated by the Service Provider to the Trust, including any error resulting from erroneous Instructions communicated by or on behalf of Clients to the Service Provider.

     (b) Indemnification by the Trust. The Service Provider, its affiliates, and their respective officers, directors, employees, and agents (the "Service Provider's Indemnified Persons") will not be held responsible and the Trust will indemnify and hold the Service Provider's Indemnified Persons harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities directly or indirectly arising out of or relating to: (i) the Trust's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement;
(ii) any breach of this Agreement or violation of law by the Trust; or (iii) any adjustment made by Service Provider to an Account pursuant to this Agreement if the reason for such adjustment arises directly from the Trusts' miscalculation or incorrect reporting of daily NAV, dividend rate or capital gains rate of a Fund.

     16. CONTROL REPORTS. To the extent Service Provider has engaged an accounting firm to assess its internal controls and issue a corresponding Financial Intermediary Controls and Compliance Assessment ("FICCA Report"), Statement on Standards for Attestation Engagements No. 16 ("SSAE 16 Report"), or Service Organization Controls Report ("SOC 1 Report") (collectively, "Control Reports"), Service Provider agrees to provide the most current version of each such Control Report to the Trust within 30 days of the date of this Agreement. Additionally, Service Provider agrees to provide to the Trust any and all future Control Reports within 30 days of issuance. To the extent Service Provider does not engage an accounting firm to assess its internal controls under a FICCA Report, Service Provider agrees that upon request it will complete and provide to the Trust an annual questionnaire in the format designated by the Trust (the "Annual Questionnaire") that is designed to assess Service Provider's internal controls relating to the services provided by Service Provider to the Trust and the calculation, invoicing and payment of fees by the Trust to Service
Provider, it being understood that an SSAE 16 Report and/or SOC 1 Report may be provided in lieu of a response to certain questions in the Annual Questionnaire, as applicable.

     17. ADDITIONAL REPRESENTATIONS. Each party represents that (a) it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity and (b) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement. Service Provider further represents that:

    (i) the arrangements provided for in this Agreement will be disclosed to Clients through their representatives; and

    (ii) it is properly registered and qualified under any applicable federal, state and local laws to engage in the business and transactions described in this Agreement.

     18. NOTICE. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such address as each party may give notice to the other:

     If to the Trust:

            AQR Funds
            Two Greenwich Plaza, 3rd Floor
            Greenwich, CT 06830
            Attention:

     If to the Adviser:

            AQR Capital Management, LLC
            Two Greenwich Plaza, 3rd Floor
            Greenwich, CT 06830
            Attention:

            If to Service Provider:
            American United Life Insurance Co
            250 W. North St.
            Indianapolis, IN 46202

A notice given shall be deemed given immediately when delivered personally, three business days after the date of mailing, or one day after delivery by courier service.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the conflicts of law provisions thereof.

     20. GENERAL PROVISIONS. This Agreement contains the understanding of the parties as it relates to the Services discussed herein and will supersede all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter and consideration set forth under this Agreement.

This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by writing signed by each of the parties. However the provisions of this Agreement shall in no way limit the authority of the Trust to take such actions as it may deem appropriate or advisable in connection with all matters relating to the operations of Shares.

This Agreement shall not be assigned by either party hereto, without the prior written consent of the other party hereto.

The provisions of Sections 8 and 15 shall survive termination of this Agreement.

     21. WAIVER. No term of this Agreement may be waived or changed except in a writing signed by each party. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by any party of its rights under the Agreement. This Agreement contains the entire understanding between the parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 29th day of April, 2015.

AQR FUNDS

By:     /s/ Brendan R. Kalb
        ----------------------------------------------------
Name:   Brendan R. Kalb
        ----------------------------------------------------
Title:  Executive Vice President and Secretary
        AQR Funds
        ----------------------------------------------------


AQR CAPITAL MANAGEMENT, LLC,
SOLELY WITH RESPECT TO SECTION 12 AND SCHEDULE A HERETO


By:     /s/ Bethany Oleynick
        ----------------------------------------------------
Name:   Bethany Oleynick
        ----------------------------------------------------
Title: Senior Counsel & Head of Private Funds and Accounts AQR Capital Management, LLC
        ----------------------------------------------------


AMERICAN UNITED LIFE INSURANCE COMPANY ("AUL")

By:     /s/ Paul A. Citron
        ----------------------------------------------------
Name:   Paul A. Citron
        ----------------------------------------------------
Title:  VP National Sales & Service
        ----------------------------------------------------

                                   SCHEDULE A

                                      Fees

Name of Portfolio                                  Share Class     Fee Rate
-----------------------------------------------   -------------   ----------
                                                  Class I               0.10%
AQR TM Large Cap Momentum Style Fund              Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM Small Cap Momentum Style Fund              Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM International Momentum Style Fund          Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Emerging Multi-Style Fund                     Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Emerging Momentum Style Fund                  Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Large Cap Momentum Style Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Small Cap Momentum Style Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR International Momentum Style Fund             Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR International Equity Fund                     Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Global Equity Fund                            Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Diversified Arbitrage Fund                    Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Managed Futures Strategy Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Risk Parity Fund                              Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Multi Strategy Alternative Fund               Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Large Cap Defensive Style Fund                Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR International Defensive Style Fund            Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Emerging Defensive Style Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Risk-Balanced Commodities Strategy Fund       Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Risk Parity II MV Fund                        Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Risk Parity II HV Fund                        Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Large Cap Multi-Style Fund                    Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Small Cap Multi-Style Fund                    Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR International Multi-Style Fund                Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Managed Futures Strategy HV Fund              Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Long-Short Equity Fund                        Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Style Premia Alternative Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Global Macro Fund                             Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Style Premia Alternative LV Fund              Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR Equity Market Neutral Fund                    Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM Large Cap Multi-Style Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM Small Cap Multi-Style Fund                 Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM International Multi-Style Fund             Class N               0.10%
                                                  Class R6              NONE

                                                  Class I               0.10%
AQR TM Emerging Multi-Style Fund                  Class N               0.10%
                                                  Class R6              NONE

     1. The following terms shall have the meanings defined below:

        a. "DAILY VALUE" shall mean the Net Asset Value ("NAV") reported to Service Provider by the Funds mutually agreeable means.

        b. "QUALIFYING SHARES" shall mean all shares of a Fund purchased through and held in an account established by the Service Provider with the Trust during the term of this Agreement.

        c. "FEE RATE" shall mean the basis points per annum, applicable to only those Funds listed on Schedule A to this Agreement that are identified as subject to the Fee Rate.

     2. The Fee for each Fund shall be calculated each month by multiplying the average Daily Value of the Qualifying Shares for the month held in the Service Provider's accounts multiplied by the Fee Rate. The Fee will be paid quarterly by each Fund (as applicable) after receipt of the Service Provider's invoice prepared in accordance with this Agreement and delivered to the Fund or its designee.